Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TransAct Technologies Incorporated of our report dated March 16, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in TransAct Technologies Incorporated's Annual Report on Form 10-K (as amended on March 17, 2020) for the year ended December 31, 2019.
/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
August 17, 2020